Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined financial statements have been prepared by the management of Sparton Corporation (“Sparton”) and have been developed by applying pro forma adjustments to the historical audited and unaudited consolidated financial statements of Sparton and Onyx EMS, LLC (“Onyx”). Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed combined financial statements. These unaudited pro forma condensed combined financial statements give effect to the following:

•	Sparton’s acquisition of Onyx, effective November 15, 2012 by and among Sparton Onyx, LLC and Everett Smith Group, Ltd. (“ESG”) pursuant to the Unit Purchase Agreement (“UPA”) dated November 2, 2012 for a cash payment of $43.25 million, plus a working capital adjustment of $2.19 million ;

•	The borrowing of $18.4 million from Sparton’s revolving line- of- credit facility at an average rate of 1.81% for the year ended June 30, 2012 and 1.75% for the 3 months ended September 30, 2012 to partially finance the acquisition of Onyx;

•	The payment of $270 thousand of transaction costs and $407 thousand of financing costs;

The unaudited pro forma condensed combined balance sheet is presented as if the consummation of the acquisition, revolver borrowing and payment of transaction and financing costs (collectively, the “Transaction”) had occurred as of September 30, 2012. The unaudited pro forma condensed combined statements of income are presented as if the Transaction had occurred on July 1, 2011, the first day of Sparton’s 2012 fiscal year ended June 30, 2012.

Due to the fact that the end dates of Sparton’s and Onyx’s fiscal periods differ, and in order to present pro forma results for comparable periods,

•	the unaudited pro forma condensed combined statement of income for the year ended June 30, 2012 is presented based on Sparton’s audited results for its fiscal year ended June 30, 2012 and Onyx’s unaudited results for its twelve months beginning July 11, 2011 and ending June 30, 2012. (Onyx’s fiscal year end was November 30);

•	the unaudited pro forma condensed combined statement of income for the quarter ended September 30, 2012 is presented based on Sparton’s unaudited first quarter ended September 30, 2012 and Onyx’s unaudited three months ended September 30, 2012.

The acquisition will be accounted for under the acquisition method of accounting, which requires the total acquisition cost of $43,250,000 plus a working capital adjustment of $2,188,000 to be allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the acquisition cost over the amounts allocated to Onyx’s net assets will be recognized as goodwill.

The process of valuing Onyx’s tangible and intangible assets and liabilities, as well as evaluating accounting policies for conformity, is still in the preliminary stages. Accordingly, the purchase price allocation adjustments included in the unaudited pro forma condensed combined financial statements are preliminary. A final valuation will be based on the actual net tangible and intangible assets of Onyx that exist as of the date of completion of the acquisition. Sparton currently expects that the process of determining fair value of the tangible and intangible assets acquired and liabilities assumed will be completed within one year of the consummation of the acquisition. During the measurement period (which is not to exceed one year from the acquisition date), Sparton is required to recognize additional assets or liabilities if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets or liabilities as of that date. Sparton may adjust the preliminary purchase price allocation after obtaining additional information regarding, among other things, asset valuations, liabilities assumed and revisions of previous estimates.

These estimated pro forma adjustments only give effect to events that are (i) directly attributable to the Transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma statement of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not reflect any net sales enhancements, cost savings from operating efficiencies, synergies or other benefits that could result from the acquisition, or the costs and related liabilities that would be incurred to achieve them.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Sparton would have been had the Transaction occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or the financial position of Sparton.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements of Sparton and Onyx and related notes filed with the Securities and Exchange Commission. All pro forma adjustments and their underlying assumptions are described more fully in the accompanying notes.

SPARTON CORPORATION

PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2012

(Unaudited)

(Dollars in thousands)

			Pro Forma		Pro Forma
	Sparton	Onyx	Adjustments		Combined
Assets
Current Assets:
Cash and cash equivalents	$43,096	$1	$(27,606	)(k)	$15,491
Accounts receivable	25,772	7,699	—		33,471
Inventories	38,467	7,981	566	(a)	47,014
Other current assets	4,062	1,615	(1,154	)(b)	4,523

Total current assets	111,397	17,296	(28,194)		100,499
Property,plant and equipment, net	14,939	11,387	2,798	(c)	29,124
Goodwill	7,472	14,956	(5,511	)(d)	16,917
Other long term assets	6,879	—	10,807	(e)(f)	17,686

Total assets	$140,687	$43,639	$(20,100)		$164,226

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$16,034	$3,103	$—		$19,137
Advance billings on customer contracts	23,338	—	—		23,338
Other current liabilities	12,116	8,170	(5,984	)(b)(h)	14,302

Total current liabilities	51,488	11,273	(5,984)		56,777
Long-term debt, less current portion	1,506	1,395	17,016	(g)(i)	19,917
Other long-term liabilities	4,115	2,870	(2,870	)(b)(g)	4,115

Total liabilities	57,109	15,538	8,162		80,809

Commitments and contingencies

Stockholders’ Equity:
Preferred stock	—	—	—		—
Common stock	12,792	—	—		12,792
Capital in excess of par value	19,534	31,612	(31,612	)(j)	19,534
Retained earnings	52,948	(3,511)	3,350	(j)(l)	52,787
Accumulated other comprehensive loss	(1,696)	—	—		(1,696)

Total stockholders’ equity	83,578	28,101	(28,262)		83,417

Total liabilities and stockholders’ equity	$140,687	$43,639	$(20,100)		$164,226

See Notes to Pro Forma condensed combined financial statements.

Description of Pro Forma Adjustments

Condensed Combined Balance Sheets

(Dollars in thousands)

(a)	The incremental increase to Onyx inventory based on preliminary fair value determination.

(b)	Elimination of Onyx’s deferred taxes ($1,154 current asset and $2,476 long-term liability) and taxes payable ($238) as the acquisition was an asset purchase for tax purposes.

(c)	Incremental increase in Onyx’s property, plant and equipment based on a preliminary fair value determination.

(d)	The elimination of Onyx’s historical goodwill ($14,956) in accordance with acquisition accounting, and the establishment of estimated goodwill resulting from the acquisition ($9,445) had the transaction occurred on September 30, 2012. The preliminary fair value determination of goodwill at the acquisition date, November 15, 2012, is $7,431.

(e)	The increase in Onyx’s intangible assets (customer relationships and non-compete agreements) based on a preliminary fair value determination ($10,400).

(f)	Capitalized debt issuance costs incurred in connection with the acquisition ($407).

(g)	Eliminate Onyx’s debt ($1,384) and long-term deferred compensation liability ($394), which were not included in the acquisition.

(h)	Eliminate Onyx’s short-term debt and current portion of long-term debt ($5,746).

(i)	Reflects $18,400 in borrowings from the revolving credit facility incurred in connection with the acquisition.

(j)	Elimination of stockholders’ equity accounts of Onyx.

(k)	Represents $27,038 of cash paid for acquisition (excludes cash from debt issuance of $18,400), plus net transaction costs ($161) and financing costs ($407).

(l)	Net transaction costs of the Transaction ($161) incurred after September 30, 2012.

SPARTON CORPORATION

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended June 30, 2012

(Unaudited)

(Dollars in thousands, except per share amounts)

			Pro Forma		Pro Forma
	Sparton	Onyx	Adjustments		Combined
Net sales	$223,577	$49,941	$—		$273,518
Cost of goods sold	185,075	41,738	758	(a)(b)(h)	227,571

Gross profit	38,502	8,203	(758)		45,947
Operating Expense (Income)
Selling and administrative expenses	22,232	5,544	—	(d)(h)	27,776
Internal research and development expenses	1,293	—	—		1,293
Other operating expense, net	432	—	2,055	(c)	2,487

Total operating expense, net	23,957	5,544	2,055		31,556

Operating income	14,545	2,659	(2,813)		14,391

Other income (expense):
Interest expense	(696)	(563)	148	(e)(f)(g)	(1,111)
Other, net	737	90	—		827

Total other income (expense), net	41	(473)	148		(284)

Income before provision for income taxes	14,586	2,186	(2,665)		14,107
Provision for income taxes	5,078	898	(959	)(i)	5,017

Net income	$9,508	$1,288	$(1,706)		$9,090

Income per share of common stock:
Basic	$0.93				$0.89
Diluted	$0.93				$0.89

Weighted average shares of common stock outstanding:
Basic	10,174,176				10,174,176
Diluted	10,208,810				10,208,810

See Notes to Pro Forma condensed combined financial statements.

Description of Pro Forma Adjustments

Pro Forma Condensed Combined Statement of Income

For the Year Ended June 30, 2012

(Dollars in thousands)

(a)	Additional cost of sales resulting from the incremental increase in Onyx inventory based on a preliminary fair value determination of $566 is not included in the pro forma cost of goods sold as it is considered a one-time non-recurring charge resulting from the acquisition.

(b)	Incremental depreciation expense resulting from the incremental increase in Onyx property, plant and equipment based on a preliminary fair value determination ($758). Assumed 40 year life for buildings and an average 6 year life for machinery, equipment, furniture and fixtures on an accelerated basis.

(c)	Additional amortization expense on an accelerated basis using a 10 year life for customer relationships and 1 year life for non-compete agreements based on a preliminary fair value determination.

(d)	Onyx selling and administrative expense includes $888 for corporate charges from its parent. While management believes that $388 of this charge will not continue to be incurred by the Company, no adjustment has been made to exclude these costs in the pro forma Condensed Combined Statement of Income.

(e)	Interest expense on the $18,400 borrowings on the revolver facility ($334) to partially finance the acquisition.

(f)	Elimination of pre-existing interest expense on Onyx’s debt which was not assumed by Sparton ($563).

(g)	Additional amortization expense for capitalized debt issuance costs on a straight-line basis over a 5 year period ($81).

(h)	Onyx incurred significant unusual inventory and accounts receivable write-downs related to a customer who was excluded from the UPA ($338 cost of goods sold and $407 selling and administrative expense). The pro forma Condensed Combined Statement of Income is not adjusted to exclude these charges.

(i)	Sparton’s estimated effective tax rate of 36% was used to estimate tax expense on the above adjustments. The combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Sparton and Onyx filed consolidated returns for the period presented.

SPARTON CORPORATION

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Three Months Ended September 30, 2012

(Unaudited)

(Dollars in thousands, except per share amounts)

			Pro Forma		Pro Forma
	Sparton	Onyx	Adjustments		Combined
Net sales	$49,020	$12,529	$—		$61,549
Cost of goods sold	41,807	10,158	116	(a)	52,081

Gross profit	7,213	2,371	(116)		9,468
Operating Expense (Income)
Selling and administrative expenses	5,472	1,027	(18	)(c)	6,481
Internal research and development expenses	305	—	—		305
Other operating expense, net	92	—	417	(b)	509

Total operating expense, net	5,869	1,027	399		7,295

Operating income	1,344	1,344	(515)		2,173

Other income (expense):
Interest expense	(81)	(186)	85	(d)(e)(f)	(182)
Other, net	138	23	—		161

Total other income (expense), net	57	(163)	85		(21)

Income before provision for income taxes	1,401	1,181	(430)		2,152
Provision for income taxes	448	451	(138	)(g)	761

Net income	$953	$730	$(292)		$1,391

Income per share of common stock:
Basic	$0.09				$0.14
Diluted	$0.09				$0.14

Weighted average shares of common stock outstanding:
Basic	10,141,612				10,141,612
Diluted	10,163,151				10,163,151

See Notes to Pro Forma condensed combined financial statements.

Description of Pro Forma Adjustments

Pro Forma Condensed Combined Statement of Income

For the Three Months Ended September 30, 2012

(Dollars in thousands)

(a)	Incremental depreciation expense resulting from the incremental increase in Onyx property, plant and equipment based on a preliminary fair value determination ($116). Assumed 40 year life for buildings and an average 6 year life for machinery, equipment, furniture and fixtures on an accelerated basis.

(b)	Additional amortization expense on an accelerated basis using a 10 year life for customer relationships based on a preliminary fair value determination.

(c)	Onyx selling and administrative expense includes $222 for corporate charges from its parent. While management believes that $97 of this charge will not continue to be incurred by the Company, no adjustment has been made to exclude these costs in the pro forma Condensed Combined Statement of Income. Nonrecurring transaction costs associated with the acquisition ($18) are eliminated.

(d)	Interest expense on the $18,400 borrowings on the revolver facility ($81).

(e)	Elimination of pre-existing interest expense on Onyx’s debt which was not assumed by Sparton ($186).

(f)	Additional amortization expense for capitalized debt issuance costs on a straight-line basis over a 5 year period ($20).

(g)	Sparton’s estimated effective tax rate of 32% was used to estimate tax expense on the above adjustments. The combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Sparton and Onyx filed consolidated returns for the period presented.

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

Note 1. Conforming Periods

Sparton’s fiscal year end is June 30, while Onyx’s fiscal year end was November 30. The latest interim period for Sparton is its first quarter ended September 30, 2012, while Onyx’s latest interim period is its third quarter ended August 31, 2012. In order for the unaudited fiscal year pro forma results of Onyx to be comparative to the audited fiscal year results of Sparton, the unaudited pro forma condensed combined statement of income for the year ended June 30, 2012, is presented based on Sparton’s audited results for the fiscal year ended June 30, 2012 and Onyx’s unaudited results for its twelve months beginning July 11, 2011, and ended June 30, 2012. In order for the unaudited interim pro forma results of Onyx to be comparative to the unaudited interim pro forma results of Sparton, the unaudited interim results of Onyx reflect its three months ended September 30, 2012.

Note 2. Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared using the historical consolidated financial statements of Sparton and Onyx with the acquisition accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805-10. All dollar amounts are in thousands.

Note 3. Significant Accounting Policies

The unaudited pro forma condensed combined financial statements of Sparton do not assume any differences in accounting policies between Sparton and Onyx. Sparton will review certain accounting policies of Onyx and, as a result of that review, Sparton may identify differences between the accounting policies of the two companies, that if conformed, could have a material impact on the combined financial statements. At this time, Sparton is not aware of any differences that would have a material impact on the unaudited pro forma condensed combined financial statements.

Note 4. Preliminary Purchase Price Allocation

The Company’s acquisition of Onyx was accounted for as a purchase on November 15, 2012. Assets and liabilities have been recorded at estimated fair value based on the following preliminary allocation of the purchase price. Intangible assets with finite lives totaling $10,400 will be amortized over their useful lives of 1 to 10 years, while goodwill of $7,431 will not be amortized.

Accounts Receivable, net	$6,897
Inventory	8,986
Prepaid Expenses and Other	403
Property, Plant & Equipment	14,148
Goodwill	7,431
Other intangible assets	10,400

Total Assets Acquired	48,265
Accounts Payable	1,654
Accrued Liabilities	1,173

Total Liabilities Assumed	2,827

Total Preliminary Purchase Price	$45,438

Due to actual Onyx net asset balances as of September 30, 2012 being $2,014 lower than those balances as of the November 15, 2012 acquisition date, the projected goodwill balance reflected above of $7,431, is less than displayed in the accompanying Pro Forma Condensed Combined Balance Sheet ($9,445).

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

Note 5. Transaction Costs

Sparton estimated that professional expenses related to the Transactions were approximately $270 thousand. These costs included fees for legal, accounting, financial advisory, due diligence, tax, valuation, printing and other various services necessary to complete the Transaction. In accordance with ASC 805-10, these fees were expensed as incurred. Sparton’s financial results for the three months ended September 30, 2012 include $18 thousand of expenses related to the Transaction. These costs have been eliminated in the pro forma adjustments to the three months statement of income as these expenses will not have a continuing impact. Related costs incurred by Sparton after September 30, 2012, of $252 thousand have been reflected, net of income taxes, as a pro forma decrease in retained earnings in the pro forma condensed combined balance sheet.